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                                                                   Exhibit 10.33


                              FIRST BANK OF FLORIDA
                          EMPLOYEE STOCK OWNERSHIP PLAN


                           (EFFECTIVE JANUARY 1, 1993;
                  AMENDED AND RESTATED EFFECTIVE APRIL 1, 1995)



                                    AMENDMENT
                                    ---------

1. SECTION 16 - Effective as of November 18, 1997, a new Section 16 of the Plan shall be added which shall read in its entirety as follows:

SECTION 16. CHANGE OF CONTROL

16.1     DEFINITION OF CHANGE OF CONTROL; PENDING CHANGE OF CONTROL

         (a) A Change of Control shall be deemed to have occurred upon the happening of any of the following events:

                  (i) any event upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of First Palm Beach Bancorp, Inc.; (B) a corporation owned, directly or indirectly, by the stockholders of First Palm Beach Bancorp, Inc. in substantially the same proportions as their ownership of stock of First Palm Beach Bancorp, Inc.; or (C) any group constituting a person in which employees of First Palm Beach Bancorp, Inc. are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by First Palm Beach Bancorp, Inc. representing 20% or more of the combined voting power of all of First Palm Beach Bancorp, Inc.'s then outstanding securities; or

                  (ii) any event upon which the individuals who on the Effective Date were members of the Board of Directors of First Palm Beach Bancorp, Inc., together with individuals whose election by such Board or nomination for election by First Palm Beach Bancorp, Inc.'s stockholders was approved by the affirmative vote of at least two-thirds of the members of such Board then in office who were either members of such Board on the Effective Date or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of such Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of First Palm Beach Bancorp, Inc. (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended; or

                  (iii) the consummation of either:

                           (A) a merger or consolidation of First Palm Beach Bancorp, Inc. with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

                                    (I) either (1) the members of the Board of Directors of First Palm Beach Bancorp, Inc. immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from


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                                    such merger or consolidation; or (2) the
                                    shareholders of First Palm Beach Bancorp,
                                    Inc. own securities of the institution
                                    resulting from such merger or consolidation representing 60% or more of the combined voting power of all such securities then outstanding in substantially the same proportions as their ownership of voting securities of First Palm Beach Bancorp, Inc. before such merger or consolidation; and

                                    (II) the entity which results from such
                                    merger or consolidation expressly agrees in writing to assume and perform First Palm Beach Bancorp, Inc.'s obligations under the Plan; or

                           (B) a complete liquidation of First Palm Beach Bancorp, Inc. or an agreement for the sale or disposition by First Palm Beach Bancorp, Inc. of all or substantially all of its assets; or

                  (iv) any event that would be described in section 16.1 if "First Bank of Florida" were substituted for "First Palm Beach Bancorp, Inc." therein;

         In no event, however, shall the transaction by which First Bank of Florida converted from a mutual institution to a stock institution, or any transaction by which a company wholly owned by First Bank of Florida becomes the parent company of First Bank of Florida, be deemed a Change of Control.

         (b) A Pending Change of Control shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of First Palm Beach Bancorp, Inc. of a transaction, or a plan for the consummation of a transaction, which, if consummated, would result in a Change of Control;

                  (ii) approval by the Board of Directors of First Palm Beach Bancorp, Inc. of a transaction, or a plan for the consummation of a transaction, which, if consummated, would result in a Change of Control;

                  (iii) the commencement of a tender offer (within the meaning of Section 14(d)(i) of the Securities Exchange Act of 1934, as amended) for securities issued by First Palm Beach Bancorp, Inc., which, if completed, would result in a Change of Control;

                  (iv) the furnishing or distribution of a proxy statement or other document, whether or not in opposition to management, soliciting proxies, consents or authorizations (within the meaning of section 14 of the Securities Exchange Act of 1934, as amended) in respect of securities issued by First Palm Beach Bancorp, Inc. in favor of any election, transaction or other action which, if effected, would result in a Change of Control; or

                  (v) any event which would be described in Sections 16.1(b)(i),
                  (ii), (iii) or (iv) if "First Bank of Florida" were substituted for "First Palm Beach Bancorp, Inc." therein.

16.2     VESTING ON CHANGE OF CONTROL.

         Notwithstanding any other provision of the Plan, upon the effective date of a Change of Control, the Account of each person who would then, upon termination of the Plan, be entitled to a benefit, shall be fully vested and nonforfeitable.


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16.3     REPAYMENT OF STOCK OBLIGATIONS.

         (a) Notwithstanding any other provision of the Plan, upon the occurrence of a Change of Control, the Committee shall direct the Trustee to sell a sufficient number of shares of Stock to repay any outstanding Stock Obligations in full. The proceeds of such sale shall be used to repay such Stock Obligations. After repayment of the Stock Obligations, all remaining shares of Stock which had been unallocated (or the proceeds from the sale thereof, if applicable) shall be allocated among the accounts of all Participants who were employed by an Employer on the effective date of such Change of Control. Such allocation of Shares or proceeds shall be credited as of the date on which the Change of Control occurs to the Accounts of each Participant who has not had a termination of participation under section 2.3 as of such date, in proportion to the balance credited to their Accounts immediately prior to such allocation. If any amount cannot be allocated to such Participant's in the year of such Change of Control as a result of the limitations of section 415 of the Code, the amounts will be allocated in subsequent years to those persons who shared in the allocation and who continue to be Participants in the Plan until all such amounts are allocated to such Participants.

         (b) In the event that the application of section 415 of the Code prevents the allocation of all of the Stock or other assets released from the Loan Repayment Account as provided in Section 16.3(a) as of the effective date of the Change of Control, each Participant who shares in the allocation shall be entitled to receive a supplemental benefit payment directly from the Company. The supplemental benefit payment to each such Participant shall be an amount equal to the excess of:

                  (i) the total amount of Stock or other property that would be allocated to such Participant's Accounts under Section 16.3(a) if Section 415 of the Code did not apply; over

                  (ii) the total of Stock or other property actually allocated to such Participant's Accounts under Section 16.3(a).

         Such payment (without offset for any allocations which may occur under this Plan subsequent to the Change of Control) shall be made as soon as practicable, but in any event within ten (10) business days, after the effective date of the Change of Control. This Section 16.3(b) shall be treated as a separate, non-qualified "excess benefit plan" within the meaning of section 3(34) of ERISA and shall be interpreted, administered and enforced in a manner consistent with this intention. To the extent that any Participant is entitled to the same or a similar payment under any other non-qualified plan, program or arrangement of the Employer, any payment under this Section 16.3(b) shall be coordinated with the payments under such other non-qualified programs, plan or arrangements in such manner as shall be determined by the Committee to be necessary to prevent the duplication of benefits.

16.4     PLAN TERMINATION AFTER CHANGE OF CONTROL.

         Notwithstanding any other provision of the Plan, after repayment of the loan and allocation of Stock or proceeds as provided in Section 16.2, the Plan shall be terminated and all amounts shall be distributed as soon as practicable.

16.5     AMENDMENT OF SECTION 16.

         Notwithstanding any other provision of the Plan, Section 16 of the Plan may not be amended after the earliest date after November 18, 1997 on which a Change of Control or Pending Change of Control occurs unless required by the Internal Revenue Service as a condition to the continued treatment of the Plan as a tax-qualified plan under section 401(a) of the Code.

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IN WITNESS WHEREOF the Parties have caused these presents to be executed this
18th day of November, 1997 at West Palm Beach, Palm Beach County, Florida.




                                      FIRST BANK OF FLORIDA



                                      /s/ LOUIS O. DAVIS, JR.
                                      --------------------------------------
                                      Louis O. Davis, Jr. - President and CEO





                                      /s/ JOHN C. TRAMMEL
                                      --------------------------------------
                                      John C. Trammel - Secretary